SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 4, 2004
COMMISSION FILE NUMBER 0-25356

___________________

P-COM, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	77-0289371
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

3175 S. WINCHESTER BOULEVARD
CAMPBELL, CA 95008
(408) 866-3666

(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

Item 5. Other Events.

On February 4, 2004, P-Com issued a press release announcing its partnership with Velocitech to manage the production of license-exempt products developed by P-Com’s Wave Wireless Networking Division. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit 99.1	Press Release of P-Com, Inc. dated February 4, 2004 to report the partnership with Velocitech to manage the production of license-exempt products developed by P-Com’s Wave Wireless Networking Division.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
P-COM, INC.

By:	/s/ Sam Smookler Sam Smookler
President and CEO
Date: February 4, 2004